                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               The Buckle, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               The Buckle, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                THE BUCKLE, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1999





To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Ockinga Center on the University of Nebraska-Kearney campus, Kearney, Nebraska, on Friday June 4, 1999 at 10:00 A.M., for the following purposes:

     1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, Robert E. Campbell, William D. Orr, Ralph M. Tysdal and Bill L. Fairfield.

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending January 29, 2000.

     3.   To approve the Company's 1999 Management Incentive Program.

     4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 1999, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,


/s/ Scott M. Porter
Scott M. Porter, Secretary

April 28, 1999




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                              2407 West 24th Street
                                Kearney, NE 68847


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD JUNE 4, 1999

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held June 4, 1999, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

          The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 28, 1999.

                               VOTING INFORMATION

          As of March 31, 1999, the Company has outstanding 22,048,861 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 31, 1999 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

         As of March 31, 1999, the Common Stock was held of record by 421 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 31, 1999. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

Name of Beneficial Owner                                            Shares of Common Stock
-----------------------------------------------------------------------------------------------------
                                     Sole Voting and      Shared Voting and      Right to
                                  Investment Power (3)   Investment Power (1)  Acquire (2)  Percent
                                  --------------------  ---------------------  -----------  -------

Daniel J. Hirschfeld                  13,500,000                     0                    0   61.23%
Dennis H. Nelson                          87,142                33,295            1,584,100    7.21%
Karen B. Rhoads                           12,494                     0              152,504    *
Bill L. Fairfield                              0                     0                1,050    *
Robert E. Campbell                         2,100                     0                2,250    *
William D. Orr                             1,500                     0                2,250    *
Ralph M. Tysdal                            4,000                     0                2,250    *
All executive officers and
  directors as a group (11)           13,791,752                46,460            2,111,271   66.01%
*  Less than 1%

(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by The Chicago Trust Co. Share amounts include Dennis H. Nelson with 1,495 and all executive officers as a group with 8,759.

(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

(3) Includes shares of restricted stock granted on March 22, 1999 pursuant to the 1998 Management Incentive Plan, which shares vest over a 5 year period:
     Dennis Nelson, 21,192 shares; Scott Porter, 12,041 shares; Jim Shada, 10,885 shares; Gary Lalone, 9,633 shares; and Brett Milkie, 3,564 shares.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Directors will be elected at the June 4, 1999 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that seven directors are to be elected.

         The Board of Directors recommends the election of the seven nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

         DANIEL J. HIRSCHFELD, AGE 57. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

         DENNIS H. NELSON, AGE 49. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

         KAREN B. RHOADS, AGE 40. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

          ROBERT E. CAMPBELL, AGE 56. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997 Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

         WILLIAM D. ORR, AGE 64. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987. Mr. Orr also is a member of the Board of Directors of Woodmen, and had worked for Woodmen since 1960.

         RALPH M. TYSDAL, AGE 61. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal owns and operates McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

         BILL L. FAIRFIELD, AGE 52. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Since 1991, Mr. Fairfield has held the position of President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

Meetings and Committees of the Board

          During fiscal 1998, five meetings of the Board of Directors, eight meetings of the Executive Committee, seven meetings of the Compensation Committee and one meeting of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

                  Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen B. Rhoads.

                  Audit Committee. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal auditing procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield and Ralph M. Tysdal.

                  Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Options Plan, the 1997 Management Incentive Plan, and the 1998 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, and Ralph M. Tysdal.

Director Compensation

         For their services as Directors in fiscal 1998, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended. Effective December 7, 1998, the Company also began paying each non-employee Director $500 for each telephonic meeting held for the board or any committee thereof.

         In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 1,500 shares were granted to each non-employee Director on the first day of the Company's 1999 fiscal year. The future years' amounts for each director's annual option grant will be 2,250 for fiscal 2000; and 3,000 for fiscal 2001 and thereafter. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1998 have been complied with on a timely basis, except that Mr. Dennis Nelson's annual report on Form 5 did not timely report a gift by Mr. Nelson of 500 shares.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to audit the accounts of the Company for the fiscal year 1999. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

         Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

         One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 3

                 APPROVAL OF THE 1999 MANAGEMENT INCENTIVE PLAN

         The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company's executive incentive compensation program and recommends that the Company's shareholders approve the 1999 Management Incentive Plan (the "Incentive Plan"). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the "Code"), such awards must be paid under a plan like the Incentive Plan which has been approved by the shareholders. The Incentive Plan is set forth in Exhibit "A" to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the Incentive Plan.

Background.

         The Incentive Plan is designed to motivate the Company's key employees to improve stockholder value by linking a large portion of their compensation to the Company's financial performance. The Incentive Plan is a three-year plan.

         At the time of the Company's initial public offering in 1992, the Company's Executive Compensation Plan was based largely on an annual cash bonus. The annual cash bonus was set as a fixed percentage of profits of the Company. The Plan was designed to permit key employees to share in the success of the Company, i.e. share profits, in recognition of the fact that the key employees did not own stock in the Company. Thus, for example, for the fiscal year ended February 1, 1992, the President's total compensation package of $670,140, was comprised of salary in the amount of $66,600, and a cash bonus of $603,540.

         The Compensation Committee has been working with the executive officers to change the compensation philosophy. In previous years, both options and shares of restricted stock have been added to the incentive program. The goals of the Compensation Committee with regard to cash compensation have been:

         o        to establish base salaries at a competitive level;

         o to establish a cash bonus program that rewards exceptional performance;

         o to eliminate cash bonuses based upon participation in the first dollar of profits; and

         o to eliminate an automatic and mathematical bonus in the event that the Company's performance does not at least equal performance for the immediately preceding fiscal year.

         The Compensation Committee believes that the 1999 Management Incentive Plan accomplishes these goals over the three-year life of the Plan. Although the salary levels are not a part of the Incentive Plan, the goals of the Compensation Committee and the Company's executives are to increase base salaries over the three years included in the 1999 Executive Compensation Plan, to achieve designated targeted salary levels in fiscal 2001, to include the officers named in the Compensation Table as follows:

                                            1999                       2000                      2001
                                            ----                       ----                      ----

         Dennis Nelson                      575,000                    650,000                   725,000
         Scott Porter                       325,000                    375,000                   420,000
         Jim Shada                          310,000                    360,000                   400,000
         Gary Lalone                        235,000                    270,000                   310,000
         Brett Milkie                       167,000                    184,000                   200,000

Base salary levels will be established by the Compensation Committee each year of the Plan, and shareholders are not being asked to approve the base salary levels. However, the incentive awards included in the Plan are based upon multiples of base salaries, as described below.

Description of the Incentive Plan.

         The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The Incentive Plan encompasses three types of incentives:

         o        an annual Cash Award;

         o an annual grant of shares of Restricted Stock pursuant to the 1998 Restricted Stock Plan; and

         o an annual grant of Stock Options pursuant to the 1997 Executive Stock Option Plan.

The Committee's powers include authority, within the limitations set forth in the Incentive Plan, to:

         o        designate Participants as Level I or Level II Executives;

         o select the persons to be granted Cash Awards, Restricted Stock and Options;

         o determine the time when Cash Awards, Restricted Stock and Options will be granted;

         o determine whether objectives and conditions for earning Cash Awards, Restricted Stock and Options have been met; and

         o determine whether payment of a Cash Award, Restricted Stock and Options will be made at the end of an award period or deferred.

         Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that 10 persons will receive Cash Awards for fiscal 1999 under the Incentive Plan.

Cash Awards.

         Each Participant in the Plan will receive a Cash Award calculated as a multiple of the Participant's Base Salary. The incentive multiple will be phased-in over the life of the Plan and will be based upon the Company's growth in Pre-Bonus Net Income over the previous year. The multiple will also be different for Level I and Level II Executives. The multiples will be calculated as follows:


     LEVEL I
                                            Multiple of Base Salary
Change in Pre-Bonus                         -----------------------
    Net Income                         1999          2000          2001
-------------------                    ----          ----          ----
 >30% decrease                         0.00          0.00          0.00
  30% decrease                         0.40          0.00          0.00
  20% decrease                         0.75          0.65          0.00
  10% decrease                         1.00          0.95          0.70
  No Change                            1.35          1.25          1.10
 >10% increase                         1.74          1.60          1.50
 >20% increase                         2.235         2.00          1.80
 >30% increase                         2.70          2.50          2.30
 >40% increase                         3.20          2.90          2.70
 >50% increase                         3.60          3.30          3.20

             LEVEL II                     1999        2000         2001
             --------                     ----        ----         ----
          >30% decrease                   0.00        0.00         0.00
           30% decrease                   0.35        0.00         0.00
           20% decrease                   0.50        0.45         0.00
           10% decrease                   0.57        0.55         0.40
           No Change                      0.72        0.70         0.65
          >10% increase                   1.02        0.95         0.85
          >20% increase                   1.25        1.15         1.075
          >30% increase                   1.55        1.35         1.251
          >40% increase                   1.75        1.60         1.50
          >50% increase                   2.00        1.85         1.75


For fiscal 1999, Messrs. Nelson, Porter, Shada and Lalone have been designated Level I Executives; all other Participants have been designated Level II.

In fiscal 1999 the multiple for a decrease in Pre-Bonus Net Income greater than 30% will be zero. In fiscal 2000 the multiple for a decrease in Pre-Bonus Net Income greater than 20% will be zero. For fiscal 2001, the multiple for a decrease greater than 10% will be zero. In fiscal 2002 and thereafter it is expected that any decrease in Pre-Bonus Net Income compared to the prior year will result in zero incentive bonus. Executives may be eligible for a discretionary year-end cash incentive in a down year as may be determined by the Compensation Committee of the Board of Directors in its discretion.

No payment of a Cash Award for the year may be made to an Executive until the Company's Pre-Bonus Net Income for the year is certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

Restricted Stock.

         Restricted Stock will be granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on date of certification by the Compensation Committee of the amount of the Cash Award.
Restricted Stock grants will be based upon the following:

          Change in Pre-Bonus              Level I          Level II
              Net Income                  Executives        Executives
          -------------------             -----------       ----------
          Any decrease                        None              none
          No Change                           10%               10%
          10% increase                        15%               10%
          20% increase                        20%               15%
          30% increase and up                 30%               20%

Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited for five years, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income.

Options

         Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted (adjusted for the 3-for-2 stock split effected June 8, 1998). Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the

Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. This Plan added an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

Amendments.

         The Committee may amend the Incentive Plan from time to time, provided that no amendment to the Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

New Plan Benefits.

         No Cash Awards or shares of Restricted Stock have been granted under the Incentive Plan, and it is not determinable what Cash Awards and Restricted Stock will be received by any employee under the Incentive Plan. However, the following table provides information concerning the Cash Award and shares of Restricted Stock and Options that would have been received by each of the following persons and groups for the last completed fiscal year had the Incentive Plan been in effect.

                                                                        NEW PLAN BENEFITS
                                                                 1999 Management Incentive Plan
---------------------------------------------------------------------------------------------------------------------
                                                                                      Shares of
                                                                  Cash               Restricted
Name and Position                                                Award                 Stock (1)           Options
---------------------------------------------------------------------------------------------------------------------
Dennis H. Nelson,
President & CEO                                                1,350,000               17,900              103,500
---------------------------------------------------------------------------------------------------------------------
Scott M. Porter,
Vice-President Men's Merchandising                               675,000                8,950               58,500
---------------------------------------------------------------------------------------------------------------------
James E. Shada,
Vice-President Sales                                             607,500                8,055               34,650
---------------------------------------------------------------------------------------------------------------------
Gary L. Lalone,
Vice-President Sales                                             540,000                7,160               34,650
---------------------------------------------------------------------------------------------------------------------
Brett P. Milkie,
Vice-President Leasing                                           232,500                2,055               25,200
---------------------------------------------------------------------------------------------------------------------
All Executive Officers                                         3,598,750               45,832              281,700
---------------------------------------------------------------------------------------------------------------------
Non-Executive Officer
Directors (0 persons)                                            -0-                     -0-                 -0-
---------------------------------------------------------------------------------------------------------------------
Non-Executive Officer
Employees (34 persons)                                           565,750                5,001              113,400
---------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Restricted Stock is computed as a percentage of the Cash Award, divided by the market value of the Company's stock as of the date of certification by the Compensation Committee. For the presentation in the foregoing table, market value of the Company's stock was determined as of March 22, 1999, the date the Compensation Committee certified achievement of the performance goals established in the 1998 Management Incentive Plan. The market value of the Company's common stock was $22.625, determined as of March 22, 1999.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended February 1, 1997, January 31, 1998 and January 30, 1999:

                                            SUMMARY COMPENSATION TABLE
     ------------------------------------------------------------------------------------------------------------------
                                                                                       Long Term
                                                                                      Compensation
                                                                            ---------------------------------
                                             Annual Compensation                         Awards
     ------------------------------------------------------------------------------------------------------------------
     Name                                                                      Restricted                    All Other
     and                                                                          Stock                      Compen-
     Principal                                                                   Awards          Options/    sation
     Position              Year          Salary ($)        Bonus ($) (2)         ($) (3)         SARs (#)    ($) (1)
     ------------------------------------------------------------------------------------------------------------------
     Dennis H.             1998          $500,000        $ 1,598,300        $479,490            108,000      $ 10,000
     Nelson                1997          $400,000        $ 1,531,973        $390,625            299,400      $  9,500
     President             1996          $400,000        $   853,738        $    -0-            123,600      $  7,654
     and CEO

     Scott M.              1998          $250,000        $   908,125        $272,438             60,360      $ 10,000
     Porter                1997          $200,000        $   781,619        $463,750            297,750      $  9,500
     Vice President        1996          $200,000        $   376,869        $    -0-             92,250      $  8,577
     Men's Mdsg

     James E.              1998          $225,000        $   820,945        $246,284             36,510      $ 10,000
     Shada                 1997          $175,000        $   703,457        $231,875            175,500      $  9,500
     Vice President        1996          $175,000        $   376,869        $    -0-             62,250      $  9,096
     Sales

     Gary L.               1998          $200,000        $   726,500        $217,950             36,510      $ 10,000
     Lalone                1997          $175,000        $   703,457        $231,875            171,750      $  9,500
     Vice President        1996          $175,000        $   376,869        $    -0-             62,250      $  9,096
     Sales

     Brett P.              1998          $150,000        $   268,805        $  80,642            27,060      $ 10,000
     Milkie                1997          $120,000        $   218,853        $231,875             43,050      $  9,500
     Vice President        1996          $120,000        $   101,717        $    -0-             19,200      $  9,223
     Leasing
     ------------------------------------------------------------------------------------------------------------------

(1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 1999, 1998 and 1997. The Company matched 100% of the employees' deferrals for each of these fiscal years, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations.

(2) The executive officers' bonuses for fiscal 1998 were calculated based upon the Company's 1998 Management Incentive Plan, as approved at the 1998 Annual Meeting of Stockholders. (See "Report of the Compensation Committee") The executive officers' bonuses for fiscal 1997 were calculated based upon the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders. The executive officers' bonuses for fiscal year 1996 were calculated based upon the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders.

(3) The restricted stock shares were granted pursuant to the 1998 Management Incentive Plan and the number of shares were determined using the current market value as of March 22, 1999, the date of grant. Shares granted were as follows: Dennis Nelson 21,192; Scott Porter 12,041; Jim Shada 10,885; Gary Lalone 9,633; and Brett P. Milkie 3,564. A total of 77,636 shares of restricted stock were granted under the 1998 Management Incentive Plan. As of March 22, 1999, the date of the grant, these shares were valued at $22.625 per share for a total current market value of $1,756,515. These shares of restricted stock will vest at a rate of 20% per year for five years. Shareholders of restricted stock in The Buckle, Inc. are eligible for future dividend payments, if and when dividends may be declared and paid by the Company.

Board Compensation Committee Report on Executive Compensation

         The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

         Compensation of the executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, is based in large part on the Company's profits (as defined) and therefore is closely tied to the performance of the Company. For fiscal 1998, the compensation program for executive officers consisted of:

         o        salary;
         o        annual cash bonus;
         o 401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan;
         o        restricted stock; and
         o        stock options.

Cash bonuses, restricted stock and stock options were paid and granted in accordance with the 1998 Management Incentive Plan which was previously approved by the Shareholders.

         Salary. Salaries for fiscal 1998 for the executive officers were set in December of 1997, and were increased over the salaries paid for fiscal 1997. The salary amounts are reported in the Summary Compensation Table on page 10.

         Cash bonus. Cash bonuses for the executive officers for fiscal 1998 were established pursuant to the 1998 Management Incentive Plan. Pursuant to the Plan each Participant in the Plan received an Award which was a fixed percentage of the Management Bonus Pool. The amount contributed to the Management Bonus Pool was based on the Company's Pre-Bonus Net Income for fiscal 1998. The Plan defines "Pre-Bonus Net Income" to be the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments. The Management Bonus Pool was calculated as follows:

(1) On the Company's first $20 million of Pre-Bonus Net Income there was nothing contributed to the Management Bonus Pool.

(2) On Pre-Bonus Net Income in excess of $20 million ("Excess Pre-Bonus Net Income") the amount contributed to the Management Bonus Pool was based upon the increase in fiscal 1998 Pre-Bonus Net Income over fiscal 1997 Pre-Bonus Net Income, as follows:

                                                    Percentage of Excess Pre-
                       Increase in                   Bonus Net Income to be
                  Pre-Bonus Net Income              Contributed to Bonus Pool
                  --------------------              -------------------------
                       No increase                            15.0%
                        > 0 - 10%                             17.0%
                        >10 - 20%                             18.0%
                        >20 - 30%                             19.0%
                        >30%                                  20.0%

         The increase in Pre-Bonus Net Income for fiscal 1998 was in excess of 30%. A total of $7,265,000 was contributed to the Management Bonus Pool; however, due to forfeitures only $6,237,003, was actually paid out of the Management Bonus Pool, with the balance being retained by the Company.

         The following table shows the percentage of the Management Bonus Pool paid to each of the executive officers who is listed in the compensation table and who is also a Participant in the Plan for fiscal 1998:

                                                               Percentage of
                   Name of Participant                    Management Bonus Pool
                   -------------------                    ---------------------
                  Dennis H. Nelson                                  22.00%
                  Scott M. Porter                                   12.50%
                  James E. Shada                                    11.30%
                  Gary L. Lalone                                    10.00%
                  Brett P. Milkie                                    3.70%

         Stock Options. Pursuant to the 1997 Executive Stock Option Plan, on January 31, 1998, the Compensation Committee granted options to 29 employees of the Company to purchase an aggregate of 414,750 shares of Common Stock at an exercise price of $22.3333 per share, representing the fair market value of the shares subject to the options at the date of grant (both the number of shares and the exercise price have been adjusted to reflect the 3-for-2 stock split effected June, 1998). The following information is submitted with regard to the number of options granted to the executive officers listed in the Compensation Table of the Company:

                        Name                  Number of Shares
                        ----                  ----------------
                  Dennis H. Nelson                 105,000
                  Scott M. Porter                   58,500
                  James E. Shada                    34,650
                  Gary L. Lalone                    34,650
                  Brett P. Milkie                   25,200

         The options vested and became exercisable (i) over three years if the Company met certain performance goals; or (ii) upon the expiration of 9 years 11 months. One-half of the options granted to each individual vested over three years if the increase in the Company's pre-bonus net income was ten percent or better. The remaining one-half of the options granted to each individual vest over three years if the increase in the Company's pre-bonus net income was 30 percent or more. The Company achieved both performance goals, and thus all options granted to executive officers and others on January 30, 1998, are one-third vested and exercisable; the balance will vest over the next two years.

         Restricted Stock. Shares of Restricted Stock were granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on the date of certification by the Compensation Committee of the amount of the Cash Award. The percentage of the Participant's Cash Award was based upon the increase in fiscal 1998 Pre-Bonus Net Income over fiscal 1997 Pre-Bonus Net Income, as follows:

                                                       Percentage of Cash
                           Increase in                 Award for Grant of
                      Pre-Bonus Net Income              Restricted Stock
                      --------------------             ------------------
                            No Increase                        10%
                            >0-30%                             20%
                            >30%                               30%

         Based upon the market value of the Company's common stock on March 22, 1999, the date of certification of the Cash Awards by the Compensation Committee, the following grants of Restricted Stock were made on that date to the executive officers named in the Compensation table:

                                                             Number of Shares of
                  Name of Participant                          Restricted Stock
                  -------------------                        -------------------
                  Dennis H. Nelson                                  21,192
                  Scott M. Porter                                   12,041
                  James E. Shada                                    10,885
                  Gary L. Lalone                                     9,633
                  Brett P. Milkie                                    3,564

         The shares of Restricted Stock vest 20% per year over five years. Disposition of any vested shares is prohibited for five years subject to waiver in the event of death or disability.

         1998 Compensation. For fiscal 1998, the Compensation Committee established a new incentive award plan. See Proposal 3 for a description of the proposed new incentive award plan.

         The Compensation Committee has considered the application of the provision of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Committee believes that compensation payable pursuant to the 1998 Management Incentive Plan and the 1999 Management Incentive Plan achieves this objective under current tax law.

         This report was submitted by the Compensation Committee, which is comprised of:

                  Bill L. Fairfield
                  Robert E. Campbell
                  Ralph M. Tysdal
                  William D. Orr

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal 1998 to the named executive officers.


      ----------------------------------------------------------------------------------------------------------
                                                                                                  Grant Date
                                             Individual Grants                                      Value
      ----------------------------------------------------------------------------------------------------------
                                               % of Total
                                Options/      Options/SARS         Exercise                         Grant
                                  SARS         Granted to          or Base                           Date
                                Granted       Employees in          Price         Expiration       Present
               Name             (#) (1)      Fiscal year (2)        ($Sh)            Date         Value (3)
      ----------------------------------------------------------------------------------------------------------

      Dennis H. Nelson            3,000            0.54%            $34.0833         3/20/08      $   63,570
                                105,000           18.79%            $22.3333         1/30/08      $1,457,400

      Scott M. Porter             1,860            0.33%            $34.0833         3/20/08      $   39,413
                                 58,500           10.47%            $22.3333         1/30/08      $  811,980

      James E. Shada              1,860            0.33%            $34.0833         3/20/08      $   39,413
                                 34,650            6.20%            $22.3333         1/30/08      $  480,942

      Gary L. Lalone              1,860            0.33%            $34.0833         3/20/08      $   39,413
                                 34,650            6.20%            $22.3333         1/30/08      $  480,942

      Brett Milkie                1,860            0.33%            $34.0833         3/20/08      $   39,413
                                 25,200            4.51%            $22.3333         1/30/08      $  349,776

      ----------------------------------------------------------------------------------------------------------

      (1) The shares granted on March 20, 1998 at $34.033 become fully vested March 20, 2001. The shares granted January 30, 1998 at $22.33 become fully vested as of March 22, 2001.
      (2) The Company granted options totaling 558,810 during fiscal 1998.
      (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of six years. Assumptions include: interest rate of 6%; annual dividend yield of 0%; and volatility of 58%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

         The following table provides information on option exercises in fiscal 1998 by the named executive officers and the value of such officers' unexercised options at January 30, 1999.

-----------------------------------------------------------------------------------------------------------------------------
                                                                      Number of                             Value of
                                                                     Unexercised                         Unexercised
                                                                        Options                         In-the Money
                                                                       at FY-end                   Options at FY-end
                         Shares             Value         ------------------------------------------------------------------
                      Acquired on         Realized
       Name           Exercise (#)           ($)          Exercisable    Unexercisable     Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Dennis H. Nelson
                         62,900          $2,601,445         1,584,100        374,500       $33,440,434         $2,061,417

Scott M. Porter
                         74,501          $1,251,956           243,554        322,493       $ 4,179,762         $1,957,806

James E. Shada
                         70,350          $2,007,544            63,292        184,492          $944,759         $1,150,250

Gary L. Lalone
                         35,062            $978,375            37,604        180,743          $491,649         $1,128,081

Brett P. Milkie
                          6,400           $ 230,800            22,417         65,093          $273,032           $325,481
----------------------------------------------------------------------------------------------------------------------------


Employment Agreements

          The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive based on pre-tax and pre-bonus income, restricted stock and stock options, as proposed in the 1999 Executive Compensation Plan. For fiscal 1998 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $500,000, Scott M. Porter $250,000, James E. Shada 225,000, Gary L. Lalone $200,000, and Brett P. Milkie $150,000. For fiscal 1999, the bonus amounts will be payable according to the proposed 1999 Management Incentive Plan, to be approved at the June 4, 1999 Annual Meeting of Stockholders. For fiscal 1997, the bonus amounts were payable according to the Company's 1997 Management Incentive Plan, approved at the June 2, 1997 Annual Meeting of Stockholders. (See "Report of the Compensation Committee.")

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

Compensation Committee Interlocks and Insider Participation

         The total amount owed to the Company by the Hirschfeld Family Trust is $600,000. The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.

Stock Price Performance Graph

          The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the S & P 500 Stock Index and the NYSE Retail Trade Stocks.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 1/31/94)

                                  [LINE GRAPH]

Total Return Analysis

                           1/31/94          1/31/95           1/31/96           1/31/97          1/30/98          1/31/1999
The Buckle, Inc.           $100.00          $ 83.82            112.50            163.97           394.12            471.82
Peer Group #1              $100.00          $ 91.99             99.99            118.20           167.16            252.80
Peer Group #2              $100.00          $ 85.05            117.48            148.87           292.93            676.33
S&P 500                    $100.00          $100.53            139.35            176.04           223.40            295.97

Peer Group #1 consists of all companies with SIC codes in the following ranges:
5200-5599, 5700-5799, and 5900-5999 (US and foreign). Peer Group #2 consists of the following: The Buckle, Inc; American Eagle, Inc.; Abercrombie & Fitch; Braun's Fashion Corp.; The Gap; Pacific Sunwear of California; Wet Seal, Inc.; Gadzooks, Inc.; Ann Taylor Stores; and the Limited, Inc.

Percentage of close as of January 31, 1994, Dividends reinvested for companies where applicable

                                  OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2000 ANNUAL MEETING

          Although the date for the Annual Stockholders' meeting to be held in 2000 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 1999.

By Order of the Board of Directors


/s/ Scott M. Porter
Scott M. Porter
Vice President of Men's Merchandising and Secretary

Kearney, Nebraska
April 28, 1999

                                    EXHIBIT A

                                THE BUCKLE, INC.

                         1999 MANAGEMENT INCENTIVE PLAN


PURPOSES

     The purposes of The Buckle, Inc. 1999 Management Incentive Plan are to motivate the Company's key employees to improve stockholder value (i) by linking a portion of their cash compensation to the Company's financial performance;
(ii) by linking the vesting of stock options to the Company's financial performance and/or improvement in the market value of the Company's common stock; and (iii) by granting shares of restricted stock tied to the amount of the cash incentive payment.

DEFINITIONS

     1.   "Cash Award" means any cash incentive payment made under the Plan.

     2.   "Code" means the Internal Revenue Code of 1986, as amended.

     3. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     4.   "Company" means The Buckle, Inc.

     5. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

     6. "Options" means non-qualified stock options granted pursuant to the Company's 1997 Executive Stock Option Plan.

     7. "Participant" means any individual to whom an Award is granted under the Plan.

     8. "Plan" means this Plan, which shall be known as The Buckle, Inc. 1999 Management Incentive Plan.

     9. "Pre-Bonus Net Income" means the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments.

    10. "Restricted Stock" means shares of the Company's common stock issued pursuant to the Company's 1998 Restricted Stock Plan.

ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the authority to:

     1. interpret and determine all questions of policy and expediency pertaining to the Plan;

     2. adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

     3. select Key Employees to receive Awards and determine which Key Employees shall be designated Level I Executives and which Key Employees shall be designated as Level II Executives;

     4. determine amounts subject to Awards (within the limits prescribed in the Plan);

     5. determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

     6. grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

     7. accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

     8. correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

     9. take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

     10. adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Key Employees to receive Awards; and

     11. amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

ELIGIBILITY

     Any Key Employee is eligible to become a Participant in the Plan.

CASH AWARDS

     Each Participant in the Plan shall receive a Cash Award calculated as a multiple of the Participant's Base Salary. The incentive multiple will be phased-in and will be based upon the Company's growth in Pre-Bonus Net Income over the previous year. The multiple will also be different for Level I and Level II Executives. The multiples will be calculated as follows:

                                                Multiple of Base Salary
                                                -----------------------
               LEVEL I
        Change in Pre-Bonus
             Net Income                      1999        2000         2001
        --------------------                 ----        ----         ----
           >30% decrease                     0.00        0.00         0.00
            30% decrease                     0.40        0.00         0.00
            20% decrease                     0.75        0.65         0.00
            10% decrease                     1.00        0.95         0.70
            No Change                        1.35        1.25         1.10
           >10% increase                     1.74        1.60         1.50
           >20% increase                     2.235       2.00         1.80
           >30% increase                     2.70        2.50         2.30
           >40% increase                     3.20        2.90         2.70
           >50% increase                     3.60        3.30         3.20

             LEVEL II
             --------                            1999        2000         2001
                                                 ----        ----         ----
             >30% decrease                       0.00        0.00         0.00
              30% decrease                       0.35        0.00         0.00
              20% decrease                       0.50        0.45         0.00
              10% decrease                       0.57        0.55         0.40
              No Change                          0.72        0.70         0.65
             >10% increase                       1.02        0.95         0.85
             >20% increase                       1.25        1.15         1.075
             >30% increase                       1.55        1.35         1.25
             >40% increase                       1.75        1.60         1.50
             >50% increase                       2.00        1.85         1.75


         In fiscal 1999 the multiple for a decrease in Pre-Bonus Net Income greater than 30% will be zero. In fiscal 2000 the multiple for a decrease in Pre-Bonus Net Income greater than 20% will be zero. For fiscal 2001, the multiple for a decrease greater than 10% will be zero. In fiscal 2002 and thereafter it is expected that any decrease in Pre-Bonus Net Income compared to the prior year will result in zero incentive bonus. Executives may be eligible for a discretionary year-end cash incentive in a down year as may be determined by the Compensation Committee of the Board of Directors in its discretion.

     No payment of a Cash Award for the year may be made to an Executive until the Company's Pre-Bonus Net Income for the year is certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

     The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

RESTRICTED STOCK

         Restricted Stock will be granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on date of certification by the Compensation Committee of the amount of the Cash Award.
Restricted Stock grants will be based upon the following:


Change in Pre-Bonus
Net Income                       Level I Executives          Level II Executives
-------------------              ------------------          -------------------
Any decrease                            none                         none
No Change                               10%                          10%
10% increase                            15%                          10%
20% increase                            20%                          15%
30% increase and up                     30%                          20%

Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited for five years, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income.

OPTIONS

         Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted (adjusted for the 3-for-2 stock split effected June 8, 1998). Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. This Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

GENERAL

     The Plan shall become effective as of January 31, 1999, subject to stockholder approval of the Plan at the 1999 annual meeting of the Company's stockholders. No Awards shall be made under the Plan after February 2, 2002.

     Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

     To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

     The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

PROXY                           THE BUCKLE, INC.
                 2407 WEST 24TH STREET, KEARNEY, NEBRASKA 68847
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 31, 1999 at the annual meeting of the shareholders to be held on June 4, 1999, or any adjournment thereof.
         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.  ELECTION OF DIRECTORS [ ] FOR ALL NOMINEES LISTED   [ ] WITHHOLD AUTHORITY
                                 (except as marked            to vote for all
                                  to the contrary)            nominees listed.
               D. Hirschfeld, D. Nelson, K. Rhoads, R. Campbell,
                        W. Orr, R. Tysdal, B. Fairfield
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

================================================================================

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending January 29, 2000.

       [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN

3.   Proposal to approve the Company's 1999 Management Incentive Program.

       [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.


                                         DATED:                  , 1999
                                               ------------------


                                               ---------------------------------
                                                                       Signature

                                               ---------------------------------
                                                       Signature if held jointly

                                   Please sign exactly as your name appears.
                                   When shares are held by Joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.